                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 Current Report



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  August 25, 1997


                        Armstrong World Industries, Inc.

             (Exact name of registrant as specified in its charter)


        Pennsylvania                  1-2116                 23-0366390
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number        Identification Number)

   313 West Liberty Street, P.O. Box 3001, Lancaster, Pennsylvania   17604
                (Address of principal executive offices)           (ZIP Code)


      Registrant's telephone number, including area code:  (717) 397-0611

Item 5.  Other Events.
         -------------

     (a)  Update on the Tender Offer for all the Outstanding Common Shares and
          --------------------------------------------------------------------
          Common Share Equivalents Domco, Inc.
          ------------------------------------

     On June 9, 1997, the registrant announced its intention to commence an all cash tender offer for all the outstanding common shares and common share equivalents of Domco, Inc., a corporation organized under the Canadian Business Corporations Act ("Domco"), at a purchase price of CDN$23 per share (the "Offer"). On July 16, 1997, the registrant mailed its Offering Circular to Domco's securityholders, filing copies with the applicable securities regulatory authorities in all the provinces of Canada and with the United States Securities and Exchange Commission (the "SEC"). In response, on June 25, 1997, Domco's Board of Directors issued its first circular addressing the Offer (the "Directors' Circular"). The Directors' Circular made no recommendation to Domco's security holders to accept or reject the Offer.

     On July 2, 1997, the registrant announced that it was amending the Offer by extending the expiry date to August 15, 1997 and reducing the minimum condition to the Offer. The Offer was initially contingent upon the valid tender and non-withdrawal of two-thirds of the outstanding common shares of Domco considered on a fully diluted basis (the "Minimum Condition"). Pursuant to the registrant's Notice of Change and Variation, the Minimum Condition was lowered to 51% of the outstanding common shares of Domco considered on a fully diluted basis. At the same time, the registrant offered to Domco's Board of Directors to subscribe for that number of Domco common shares, at a purchase price of CDN$23 per share, which when combined with the common shares and common share equivalents validly tendered in the Offer would constitute 51% of the outstanding Domco common shares on a fully diluted basis (the "Subscription").

     Domco's Board of Directors issued its first update to the Directors' Circular on July 8, 1997 (the "First Update"), which again did not recommend acceptance or rejection of the Offer as varied and extended by Armstrong's Notice of Change and Variation. In the First Update, Domco's Board of Directors advised that a recommendation, if any, would be made as soon as practicable thereafter and, if the expiry date of the Offer was not extended, by August 8, 1997.

     On August 5, 1997, Domco's Board of Directors issued a press release which indicated that, based on the recommendation it had received from the committee of directors independent to Domco and Sommer formed to review the Offer (the "Committee"), the Board was prepared to recommend that holders of Domco Securities not tender their securities pursuant to the Offer. Domco's Board of Directors mailed a second update to the Directors' Circular on the same day (the "Second Update") to holders of Domco Securities in which, as previously disclosed in the press release, Domco's Board made its formal recommendation.

     In the Second Update, Domco's Board noted that it had rejected the Subscription. In the Second Update, Domco's Board reasoned that "it would be inappropriate ... to issue shares to Armstrong, inter alia because the duty of the directors is to Domco and, by extension, to all its shareholders. Accordingly, the Board of Directors cannot favor one group of shareholders over another. It should remain neutral in the face of competing shareholders." Domco's Board also

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

noted that because Sommer Allibert, S.A., a French corporation owning 57.1% of Domco's outstanding common shares considered on a fully diluted basis ("Sommer"), does not intend to tender its common shares, in part because of a contractual obligation with Tarkett, AG, a German corporation with whom Sommer has agreed to enter into a business combination involving, in part, Sommer's interest in Domco ("Tarkett").

     On August 25, 1997, the registrant filed a Notice of Extension circular with the applicable securities regulatory authorities in all the provinces of Canada and with the SEC thereby officially amending the Offer by extending the expiry date for the Offer from August 15, 1997 to October 10, 1997 (the "Offer"). The press release attached hereto as Exhibit 99.01 more fully describes the action taken by the registrant.

     (b) Update on U.S. Litigation Initiated by the Registrant Related to the
         --------------------------------------------------------------------
Offer.
------

     As previously reported by the registrant, at the same time that the registrant announced its intention to commence the Offer, the registrant also announced that it had filed a ten count complaint in the United States District Court for the Eastern District of Pennsylvania against Sommer. In its original complaint, the registrant sought a preliminary and permanent injunction to enjoin Sommer from merging its floor covering business, including Domco, with Tarkett. The registrant alleged in its complaint that Sommer fraudulently induced the registrant to provide confidential information to Sommer during the course of negotiations concerning a proposed acquisition of Sommer's world-wide floor covering business for US$775 million (FF 4.5 billion). The registrant's complaint also alleged that Sommer then used the registrant's confidential information, including information concerning the registrant's proposed cash acquisition of Sommer's floor covering business, to fashion a combination with Tarkett. The registrant also alleged that the misappropriation of its confidential information was in breach of a confidentiality agreement entered into between it and Sommer. In the complaint, the registrant sought a court order enjoining Sommer from consummating the proposed combination with Tarkett, a court order enjoining Sommer from continuing to misappropriate the registrant's confidential information, and unspecified compensatory, exemplary and punitive damages.

     On July 8, 1997, the registrant amended its complaint to, among other things, add Marc Assa, President du Directoire of Sommer, and Tarkett as defendants in the action. On that date, the registrant also filed a motion for a preliminary injunction to enjoin the proposed Sommer-Tarkett transaction and for an order to accelerate discovery in preparation for the hearing on the preliminary injunction. On July 15, 1997, the federal district court granted the registrant's motion to accelerate discovery and set September 9, 1997 as a tentative date for the hearing on the requested preliminary injunction By mutual agreement between the registrant and Sommer, the date for the hearing on the preliminary injunction has been rescheduled for September 30, 1997.

     (c) Update on Canadian Proceedings Related to the Offer.
         ----------------------------------------------------

     As previously reported, the registrant commenced an action on June 11, 1997 in the Ontario Court (General Division) against the directors of Domco and against Sommer in which the registrant, in its capacity as a minority shareholder of Domco, is seeking a declaration that the directors of Domco have subordinated the interests of Domco and its minority shareholders to those of Sommer and have thereby breached their duties and disregarded the interests of Domco's minority shareholders.

     On June 23, 1997, the registrant filed a claim in the Ontario Court alleging that the members of Domco's Board of Directors breached their fiduciary duties to Domco and acted in a manner that is oppressive and unfairly prejudicial to and has unfairly disregard the interests of the minority shareholders of Domco by subordinating their interests to those of Sommer.
Among the relief sought on behalf of all minority shareholders of Domco is the replacement of Domco's Board of Directors with independent directors selected or approved by the court.

     The statement of claim was amended on August 11, 1997 to include particulars of the continuing breaches of fiduciary duty and oppressive conduct on the part of the Domco Board that have occurred since the commencement of this action. In the amended claim, the registrant seeks $50 million in damages and asks that the court instruct the new directors of Domco to consider afresh the Subscription and to issue Domco common shares to the registrant if they consider that it will benefit Domco and provide value to all Domco shareholders.

     Sommer commenced an action against the registrant in Quebec on July 7, 1997, claiming CDN$8 million in damages for defamation, bad faith and abuse of process, all of which the registrant denies. The registrant has filed a motion requesting that the action be dismissed on the basis that the Quebec courts do not have jurisdiction over the subject matter of the claim or alternatively, that the action be stayed on the basis that other proceedings instituted by the registrant are pending before Ontario and Pennsylvania courts and that those courts are in a better position to hear and decide Sommer's claim.

     (d) Update on Securities Commissions Hearings.
         ------------------------------------------

     On June 23, 1997, the registrant filed petitions with the Quebec Securities Commission (the "QSC") and with the Ontario Securities Commission (the "OSC") for a ruling that the proposed Sommer-Tarkett transaction constitutes an indirect takeover of Domco and that the implied value on the shares of Domco held by Sommer was greater than 15% of the prevailing market price. The securities laws of the Provinces of Quebec and Ontario exempt private transactions from the requirement to make the same offer to all shareholders only if the price is less than 15% of the prevailing market price.

     On August 14, 1997, the staff of the QSC announced that the proposed Sommer-Tarkett transaction constitutes an indirect take-bid for Domco. The staff also announced that, based on a report by the financial adviser to the Committee, they believed that the price to be paid by Tarkett does not exceed the allowable premium of 15% over market price. The registrant's financial advisers dispute this valuation, attributing the difference in part to varying valuation methodologies. The staff of the OSC has also advised that it does not plan to take action. The registrant intends to continue to pursue its request that a hearing be held on these issues.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

     (c)              Exhibits.


  Exhibit No.                  Description                        Reference
----------------  ----------------------------------------      --------------
     99.01        Press Release (August 26, 1997)               Filed herewith


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ARMSTRONG WORLD INDUSTRIES, INC.


Dated: August 29, 1997        By:        /s/ L. A. Pulkrabek
                                         -------------------
                                             L. A. Pulkrabek
                                   Senior Vice President, Secretary
                                           and General Counsel

                                 Exhibit Index
                                 -------------

                                                                        Sequential Page No. or
  Exhibit No.                         Description                              Reference
----------------     --------------------------------------------        ----------------------
     99.01              Press Release (August 26, 1997)              Filed herewith at page 8


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